Putnam RetirementReady 2050 Fund
7/31/06 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)
Class A	12
Class B 	*
Class C 	*

72DD2 (000s omitted)
Class M	*
Class R	*
Class Y	4

73A1
Class A	0.803
Class B	0.524
Class C	0.504

73A2
Class M	0.591
Class R	0.665
Class Y	0.842

74U1 (000s omitted)
Class A	51
Class B	1
Class C	*

74U2 (000s omitted)
Class M	*
Class R	*
Class Y	19

* Represents less than 1(000s omitted)

74V1
Class A	56.44
Class B	56.18
Class C	56.21

74V2
Class M	56.28
Class R	56.37
Class Y	56.57